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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
ENERGY EAST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENERGY EAST CORPORATION
Albany, New York
Portland, Maine

Dear Shareholders:

        You are cordially invited to attend the Annual Meeting of Stockholders of Energy East Corporation, which will be held on June 9, 2005, at 9:00 A.M. at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York.

        This year's Annual Meeting will be the first at which all directors will stand for annual election.

        Richard Aurelio, James A. Carrigg, and John M. Keeler are not nominees for election, and their terms will expire on June 9, 2005. We are very grateful to them for their many valuable contributions and we will miss their participation.

        We are very pleased that John T. Cardis a former partner of Deloitte & Touche and Seth A. Kaplan a former partner at Wachtell, Lipton Rosen & Katz and now a member of the faculty at Rutgers University School of Law are new nominees this year.

        Shareholders of record have three ways to vote their shares by proxy: (a) by mail, (b) by telephone and (c) over the Internet. To vote by telephone or over the Internet, you should follow the instructions on the enclosed proxy form. To vote by mail, you should complete and return the enclosed proxy card in the envelope provided, which requires no postage if mailed in the United States.

Yours sincerely,
Wesley W. von Schack Chairman of the Board

ENERGY EAST CORPORATION
Albany, New York
Portland, Maine

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 9, 2005

To the holders of common stock of
Energy East Corporation:

        The Annual Meeting of Stockholders of Energy East Corporation will be held on June 9, 2005, at 9:00 A.M. (Eastern Daylight Saving Time) at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York.

        The meeting is being held:

  (1)
  To elect ten directors to serve for a term expiring at the 2006 Annual Meeting;

  (2)
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

and for the transaction of any other business properly brought before the meeting or any adjournment thereof.

        Holders of record of common stock at the close of business on April 18, 2005, are entitled to notice of, and to vote at, the meeting. Stockholders are reminded that their shares cannot be voted unless they return a signed proxy card, they vote over the Internet or by telephone, or they make other arrangements to have their shares represented at the meeting. You may revoke your proxy at any time before the vote is taken by voting again by telephone or over the Internet, by delivering to the Secretary of the Company a written revocation or a proxy with a later date or by oral revocation in person to any of the persons named on the enclosed proxy card at the Annual Meeting.

By Order of the Board of Directors,
Robert D. Kump Vice President, Treasurer & Secretary
Dated: April 20, 2005

Please mark, sign and date the enclosed proxy and return it in the envelope enclosed for your convenience or follow the instructions on the enclosed proxy form to vote by telephone or over the Internet.

PROXY STATEMENT
Annual Meeting of Stockholders
To be held June 9, 2005

        This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Energy East Corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders to be held on June 9, 2005, at the Citicorp/Citibank Auditorium, 12th Floor, 399 Park Avenue, New York, New York. This proxy statement and the form of proxy will first be mailed to holders of common stock on or about April 27, 2005. The mailing address of the Company is 52 Farm View Drive, New Gloucester, ME 04260.

Annual Report

        An Annual Report to Stockholders for the year ended December 31, 2004, including the Company's consolidated financial statements, has been mailed to all stockholders of record. The Annual Report is not a part of this proxy statement.

Outstanding Voting Securities

        The close of business on April 18, 2005, has been fixed as the record date for determining the stockholders entitled to vote at the meeting. As of the record date, the Company had outstanding 147,289,363 shares of common stock and there were 34,303 stockholders of record. Holders of common stock have one vote per share for all purposes.

        Your proxy represents the number of shares registered in your name as well as the number of whole shares credited to your account from dividends reinvested and optional cash payments under the Company's Investor Services Program. If you are an employee of the Company or any of its subsidiaries and participate in the Tax Deferred Savings Plans of New York State Electric & Gas Corporation, the Rochester Gas and Electric Corporation Savings Plus Plan, The Southern Connecticut Gas Company Target Plan, the Central Maine Power Company Savings and Investment Plans, the Connecticut Natural Gas Corporation Employee Savings Plans, The Berkshire Gas Company 401(k) Plans, the Energy East Management Corporation Tax Deferred Savings Plan, and the Utility Shared Services Corporation Tax Deferred Savings Plan, your proxy constitutes an instruction for the trustees of such plans to vote the whole shares in your account in such plans in the manner specified on your proxy.

Corporate Governance

        The Board of Directors has long considered good corporate governance policies and practices to be vitally important to the Company's long-term performance and to ensure that the Company's management team remains accountable for the Company's performance. In that regard, the Company continues to strive to maintain transparency in its financial disclosures and complies with the corporate governance listing standards of the New York Stock Exchange. At last year's meeting, we obtained stockholder approval to declassify the Company's Board of Directors and beginning with this Annual Meeting of Stockholders all directors will be elected annually. In a recent independent study the Company was rated in the top 10% of S&P 400 companies for excellence in corporate governance.

        The Board of Directors has adopted Corporate Governance Guidelines designed to ensure that it is providing effective and efficient governance of the Company. Under these guidelines, the non-management directors meet in executive session at least once each calendar quarter with no members of management present. The Chairpersons of the Audit, Compensation and Management Succession, Corporate Responsibility, and Nominating and Corporate Governance Committees preside at these executive sessions in rotating alphabetical order by committee name. The Board of Directors held 9 meetings in 2004 and the non-management directors met in executive session 5 times. The Corporate Governance Guidelines were amended this year to limit directors from serving on more than three other boards of public companies and to provide that the Nominating and Corporate Governance Committee should consider rotating Board Committee members and chairpersons periodically.

        The Company's Code of Conduct demands the highest ethical standards in the conduct of the Company's business and applies to directors and every employee of the Company including its principal executive, financial and accounting officers. The Corporate Governance Guidelines, the Code of Conduct, as well as charters of the Audit Committee, the Compensation and Management Succession Committee and the Nominating and Corporate Governance Committee are available on the Company's website: www.energyeast.com.

        Correspondence to the Board as a whole, the non-management directors as a group, or to any individual director, should be sent to the Company's Secretary at 52 Farm View Drive, New Gloucester, ME 04260. Complaints regarding accounting, internal control over financial reporting or auditing matters are reported to the Chairperson of the Audit Committee.

        The Company's Corporate Governance Guidelines are set forth below. The Board, upon recommendation of the Nominating and Corporate Governance Committee, will periodically assess the appropriateness of these Guidelines and make changes as may be necessary or desirable to ensure the effective and efficient governance of the Company.

Director Qualifications

        The Board will have a substantial majority of directors who meet the criteria for independence required by the New York Stock Exchange. The Nominating and Corporate Governance Committee is responsible for recommending to the Board, on an annual basis, the slate of persons to be nominated to the Board at the next annual meeting of shareholders. The Nominating and Corporate Governance

Committee will also make recommendations to the Board regarding candidates for election as members of the Board to fill vacancies on the Board caused by retirement, death, inability to serve, resignation or newly created directorships. Nominees to the Board will be selected by the Nominating and Corporate Governance Committee in accordance with the criteria set forth in its charter.

Director Responsibilities

        The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders. In discharging that obligation, directors may reasonably rely on information provided by the Company's senior executives and its outside advisors and auditors.

        Directors are expected to attend annual meetings, Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

Director Access to Management and as Necessary and Appropriate, Independent Advisors

        Directors will have full and free access to management of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the Chief Executive Officer or the Secretary, or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent appropriate, copy the Chief Executive Officer on any written communications between a director and an officer or employee of the Company.

        The Board has the right to retain independent counsel, accountants or other advisors to fulfill its responsibilities.

Director Compensation

        The form and amount of director compensation will be recommended to the Board by the Compensation and Management Succession Committee. The Compensation and Management Succession Committee will periodically review director compensation.

Director Orientation and Continuing Education

        All new directors will participate in a director orientation program, within two months of the date the new directors are elected. The orientation program is intended to familiarize new directors with the Company's strategic plans, its significant financial, accounting and risk management issues, its Board Committees, its compliance programs, its Code of Conduct, and its principal officers. All other directors are also invited to attend the orientation program. Directors are encouraged to periodically attend quality continuing education programs that will enhance their abilities and competencies as directors.

Annual Performance Evaluation of Board

        The Board will conduct an annual self-evaluation to determine whether it is functioning effectively.

        The Nominating and Corporate Governance Committee will receive comments from all directors and report annually to the Board on the Board's performance. The report will focus on the Board's contribution to the Company, and specifically focus on areas in which the Board believes that it could improve.

Board Meeting Agendas

        The Chairman will establish the agenda for each Board meeting. Each Board member may suggest the inclusion of items on the agenda. Each Board member may raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company's long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.

Committees

        The Board currently has four committees: the Audit Committee, the Compensation and Management Succession Committee, the Corporate Responsibility Committee, and the Nominating and Corporate Governance Committee. Committee members will meet the independence requirements of the New York Stock Exchange and, in the case of the Audit Committee, the Securities and Exchange Commission. The charters of the Audit Committee, the Compensation and Management Succession Committee, and the Nominating and Corporate Governance Committee will meet the requirements of the New York Stock Exchange and, in the case of the Audit Committee, the Securities and Exchange Commission.

Assignment of Committee Members

        The Nominating and Corporate Governance Committee is responsible for recommending to the Board, on an annual basis, appointment of directors as members and chairpersons of committees of the Board. The Committee shall consider rotating committee members and chairpersons periodically, in order to expose directors to the varied aspects of the business of the Company.

Committee Meeting Agenda

        Board Committee agendas will be developed by the departments of the Company that administer the area of responsibility charged to each committee. Directors can suggest topics for inclusion.

Committee Self-Evaluations

        Each Committee of the Board will conduct a self-evaluation at least annually and report the results to the full Board.

Distribution of Board Materials

        Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting will generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

Change in Principal Occupation

        Individual directors who change the principal occupation they held when they were most recently elected to the Board should volunteer to resign from the Board. Directors who retire or change from the position they held when they were most recently elected to the Board should not necessarily leave the Board. There should, however, be an opportunity for the Board through the Nominating and Corporate Governance Committee to review the continued appropriateness of Board membership under the circumstances.

Service on Other Boards

        Directors may serve on other boards, provided that it does not conflict with their service on the Company's Board. Directors may not serve on more than three other boards of public companies (excluding subsidiaries of the Company) in addition to the Company's Board, unless such service is approved by the Nominating and Corporate Governance Committee.

Retirement Age

        No director who shall have attained the age of 70 will stand for re-election as a director, unless otherwise provided in the By-laws.

        The Board does not have term limits because it would risk losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole.

Executive Sessions

        The non-management directors will meet in executive session at least once each calendar quarter with no members of management present. The Chairpersons of the Audit, Compensation and Management Succession, Corporate Responsibility, and Nominating and Corporate Governance Committees shall preside at these executive sessions in rotating, alphabetical order by committee name. Any non-management director may request an executive session at any other Board meeting, and an appropriate committee chairperson shall preside. If any non-management director is not independent under the rules of the New York Stock Exchange, the independent directors will meet separately in executive session at least once a year.

Annual Performance Evaluation of Chief Executive Officer

        The Chief Executive Officer's performance will be evaluated annually. The Board has delegated this responsibility to the Compensation and Management Succession Committee. The Chairperson of the Compensation and Management Succession Committee will consult with the Board on the evaluation of the Chief Executive Officer.

Management Succession

        The Compensation and Management Succession Committee will periodically report to the Board on succession planning.

        There will also be available, on a continuing basis, the Chief Executive Officer's recommendation concerning who should assume the Chief Executive Officer's role in the event the Chief Executive Officer becomes unable to perform his duties.

Selection of Chairman and Chief Executive Officer

        The Board believes that the positions of Chief Executive Officer and Chairman should be combined to provide unified leadership and direction. The Board reserves the right to adopt a different policy should circumstances change.

Director Stock Ownership

        Directors are expected to display confidence in the Company by ownership, after three years of service, of at least 7,500 shares of common stock, including share units under the Director Share Plan. The Director Stock Ownership Guideline is administered and interpreted by the Compensation and Management Succession Committee.

Executive Officer Stock Ownership

        Executive officers are expected to display confidence in the Company by ownership of a number of shares of common stock that is a multiple of the executive's base salary and then converted to a fixed number of shares. The applicable multiples of base salary range from 2 to 5 depending on the executive's position.

        The Executive Officer Stock Ownership Guideline is administered and interpreted by the Compensation and Management Succession Committee.

Director Independence

        The Corporate Governance Guidelines provide that a substantial majority of the Board will meet the criteria for independence required by the New York Stock Exchange. The Board has determined that Mr. Aurelio, Mr. Cardis, Mr. Carrigg, Mr. Castiglia, Dr. DeFleur, Ms. Howard, Mr. Jagger,

Mr. Kaplan, Mr. Lynch, Mr. Moynihan and Mr. Rich are independent taking into account all relevant facts and circumstances and the following standards(1) adopted by the Board:

        A director may not be deemed independent if:

  •
  the director is or was during the last three years, an employee of the Company or any of its subsidiaries;

  •
  an immediate family member of the director is, or was during the last three years, an executive officer of the Company or any of its subsidiaries;

  •
  the director or an immediate family member of the director received during any twelve-month period within the preceding three years, or anticipates receiving during any twelve-month period, more than $100,000 in direct compensation from the Company and any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way upon continued service;

  •
  (i) the director or an immediate family member of the director is a current partner of a firm that is the Company's internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company's audit within that time;

  •
  the director or any immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company's present executive officers at the same time serves or served on that company's compensation committee;

  •
  the director is a current employee, or an immediate family member of the director is a current executive officer, of a company that made during the last three fiscal years, or anticipates making payments to, or received during the last three fiscal years, or anticipates receiving payments from, the Company and any of its subsidiaries for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues;

  •
  the director is an executive officer or an employee, or an immediate family member of the director is an executive officer, of a charitable organization to which the Company and any of its subsidiaries made during the preceding three years, or anticipates making, charitable contributions that in any single fiscal year of such organization exceed the greater of $1 million, or 2% of such charitable organization's consolidated gross revenues;

  •
  the director is a partner, member, of counsel or holds a similar position with a firm that provided, or anticipates providing, legal, investment banking, accounting, consulting or similar advisory services to the Company or any of its subsidiaries and whose fees for such services are in excess of 5% of such firm's gross revenues for its last complete fiscal year;

  •
  the director currently owns more than 3% of the Company's common stock; or

  •
  the director is an executive officer, partner or owner of 10% or more of the equity interests of a company that is indebted to the Company and any of its subsidiaries in an amount in excess of the greater of $100,000, or 1% of the total consolidated assets of such other entity as of the end of such company's last complete fiscal year.

(1)
For purposes of these standards, (a) an "immediate family member" means a director's spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such director's home, and (b) the term "executive officer" means a president, principal financial officer, principal accounting officer, vice president in charge of a principal business unit, division or function or any other officer or person who performs a policy-making function.

Voting Rights

        In voting for Proposal 1 (the election of directors), you may vote in favor of, or against, all nominees or withhold your votes as to all or as to a specific nominee. The ten nominees receiving the highest number of affirmative votes cast, in person or by proxy, by holders of common stock entitled to vote shall be elected to serve as directors. As a result, votes that are withheld will not be counted and will have no effect on the vote in connection with the election of directors. In voting for Proposal 2 (ratification of independent registered public accounting firm) you may vote in favor of, or against, or may abstain from voting on such proposal. The vote required to approve Proposal 2 is the affirmative vote of a majority of the votes cast, in person or by proxy, by holders of common stock entitled to vote. With respect to Proposal 2 abstentions will be voted neither "for" nor "against" and will have no effect on the vote in connection with such Proposal.

        Under the rules of the New York Stock Exchange, member brokerage firms that hold shares in street name for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered "discretionary" proposals under the rules of the New York Stock Exchange. Member brokerage firms that have received no instructions from their clients as to "non-discretionary" proposals do not have discretion to vote on these proposals. Member brokerage firms may vote on Proposals 1 and 2, which are considered discretionary, if they have not received instructions from beneficial owners.

        In determining whether a quorum is present, all duly executed proxies (including those marked "abstain" or "withhold") will be counted. A proxy that does not include voting instructions from a beneficial owner or their broker will not be counted for purposes of determining whether a quorum is present.

PROPOSAL 1: ELECTION OF DIRECTORS
(Item 1 on proxy card)

        Your Board of Directors currently consists of thirteen directors elected annually at each annual meeting of stockholders for a term expiring at the succeeding annual meeting of stockholders. Messrs. Aurelio, Carrigg and Keeler will retire from the Board of Directors on June 9, 2005. Upon their retirement, the number of directors on the Board will be fixed at ten.

        The nominees for election at this Annual Meeting to serve as directors for a term expiring at the 2006 Annual Meeting of Stockholders and until their successors shall be elected and shall qualify are: John T. Cardis, Joseph J. Castiglia, Lois B. DeFluer, G. Jean Howard, David M. Jagger, Seth A. Kaplan, Ben E. Lynch, Peter J. Moynihan, Walter G. Rich and Wesley W. von Schack.

        Unless otherwise specified on a proxy, shares represented by proxies in the accompanying form received on behalf of the Board of Directors will be voted for the election of John T. Cardis, Joseph J. Castiglia, Lois B. DeFluer, G. Jean Howard, David M. Jagger, Seth A. Kaplan, Ben E. Lynch, Peter J. Moynihan, Walter G. Rich and Wesley W. von Schack. While it is not anticipated that any of the nominees will be unable to qualify or accept office, if one or more should be unable to do so, the proxy holders reserve the right to vote for any substitute nominee or nominees designated by the Board of Directors.

        The Board of Directors held 9 meetings in 2004 and, in accordance with the Company's Corporate Governance Guidelines, the non-management directors met in executive session 5 times and all directors were present at the 2004 Annual Meeting. One full Board meeting each year is dedicated to strategic planning matters. All of the directors attended 75% or more of the total number of meetings of the Board of Directors and the committees of the Board on which they served that they were eligible to attend.

        The following sets forth information for each nominee for election at the 2005 Annual Meeting.

John T. Cardis(1)

Former partner of Deloitte & Touche USA, LLP, New York, NY from June 1974 to May 2004; member of the executive committee of Deloitte & Touche from June 1986 to May 2004; member of Deloitte & Touche board of directors from September 1986 to August 1994. Mr. Cardis, 63, is a director of Edwards Lifesciences Corporation, Irvine, CA and Avery Dennison Corporation, Pasadena, CA. Mr. Cardis has been a director since January 2005.

Joseph J. Castiglia

Former Vice Chairman, President and Chief Executive Officer of Pratt & Lambert United, Inc., Buffalo, NY. Business Consultant and Private Investor, JBC Enterprises, East Aurora, NY. Chairman, HealthNow New York, Inc., DBA Blue Cross & Blue Shield of Western New York, Buffalo, NY and Blue Shield of Northeastern New York, Albany, NY. Chairman, Board of Trustees of MTB Group of Funds and MTB Fiduciary Funds, Inc., Buffalo, NY. Vice Chairman and Director of Community Foundation for Greater Buffalo, Buffalo, NY. Mr. Castiglia was Vice Chairman, President and Chief Executive Officer of Pratt & Lambert United, Inc. from August 1994 until his retirement in January 1996. Mr. Castiglia, 70, has been a director of the Company (including its predecessor company) since 1995. Mr. Castiglia serves on the Company's Compensation and Management Succession Committee (Chairperson) and Audit Committee.

Lois B. DeFleur

President of Binghamton University; Binghamton, NY. Director of: HealthNow New York, Inc., DBA Blue Cross & Blue Shield of Western New York, Buffalo, NY and Blue Shield of Northeastern New York, Albany, NY; Greater Binghamton Coalition, Binghamton, NY; and Broome County Charities, Endicott, NY; Director's Advisory Council, M&T Bank-Southern Division, Endicott and Ithaca, NY. Dr. DeFleur, 68, has been President of the State University of New York at Binghamton since 1990, and has been a director of the Company (including its predecessor company) since 1995. Dr. DeFleur serves on the Company's Audit Committee and Nominating and Corporate Governance Committee.

G. Jean Howard

Executive Director of Wilson Commencement Park, Rochester, NY.; Trustee of: Bergmann Associates, Rochester, NY; McQuaid Jesuit High School, Rochester, NY; Center for Governmental Research, Inc., Rochester, NY; Rochester Business Alliance, Rochester, NY; Pluta Cancer Center, Inc., Rochester, NY; and Monroe Community College, Rochester, NY. Ms. Howard has been Executive Director of Wilson Commencement Park since 1990; and a member of the Community Advisory Board, Key Bank Rochester, NY; Ms. Howard, 61, has been a director of the Company since 2002, and was a director of RGS Energy Group, Inc. prior to its merger with the Company. Ms. Howard serves on the Company's Corporate Responsibility Committee.

David M. Jagger

President and Treasurer of Jagger Brothers, Inc., Springvale, ME. Trustee of Industrial Development Corporation, Sanford, ME. Mr. Jagger, 63, has been a director of the Company since 2000 and was Chairman of the Board of CMP Group, Inc. and Central Maine Power Company from January 1996 to 2000. Mr. Jagger serves on the Company's Audit Committee.

Seth A. Kaplan

Coadjutant member of the faculty at Rutgers University School of Law-Newark, Newark, NJ. Former Partner of Wachtell, Lipton, Rosen & Katz, New York, NY from 1989 to 2004. Mr. Kaplan, 49, has been a director of the Company since January 2005.

Ben E. Lynch

President of Winchester Optical Company, Elmira, NY. Past Chairman of Arnot-Ogden Medical Center, Elmira, NY. Past president of Horseheads Board of Education, Horseheads, NY. Former Trustee of the Pennsylvania College of Optometry, Philadelphia, PA; and of the Optometric Center of New York Foundation, New York, NY. Mr. Lynch, 67, has been President of Winchester Optical Company since 1965, and has been a director of the Company (including its predecessor company) since 1987. Mr. Lynch serves on the Company's Audit Committee (Chairperson), and Compensation and Management Succession Committee.

Peter J. Moynihan

Former Senior Vice President and Chief Investment Officer of UNUM Corporation, Portland, ME. Director of Maine Yankee Atomic Power Company, Wiscasset, ME. Mr. Moynihan was Senior Vice President and Chief Investment Officer of UNUM Corporation from 1987 until his retirement in 1999. Mr. Moynihan, 61, has been a director of the Company since 2000 and was a director of CMP Group, Inc. prior to its merger with the Company. Mr. Moynihan serves on the Company's Corporate Responsibility Committee.

Walter G. Rich

Chairman, President, Chief Executive Officer and a Director of Delaware Otsego Corporation, Cooperstown, NY, and its subsidiary, The New York, Susquehanna & Western Railway Corporation. Director of: Security Mutual Life Insurance Company of New York, Binghamton, NY; and New York Business Development Corporation, Albany, NY. He is a member of the Franklin Industrial Advisory Board of the Syracuse University School of Management, Syracuse, NY; and the New York State Public Transportation Safety Board, Albany, NY. Mr. Rich, 59, has been a director of the Company (including its predecessor company) since 1997. Mr. Rich serves on the Company's Corporate Responsibility Committee, and Nominating and Corporate Governance Committee.

Wesley W. von Schack

Chairman, President & Chief Executive Officer of the Company, Albany, NY and Portland, ME. Director of: Mellon Financial Corporation and Mellon Bank, N.A., Pittsburgh, PA; AEGIS Insurance Services, Inc., Jersey City, NJ; and Gettysburg National Battlefield Museum Foundation, Washington, D.C. Trustee of the American Gas Association Foundation, Washington, DC. Mr. von Schack, 60, has been Chairman, President, Chief Executive Officer and a director of the Company (including its predecessor company) since 1996.

(1)
The Company paid fees to Deloitte & Touche USA, LLP of $1,743,252 in 2004 for various tax and other non-audit services.

Security Ownership of Certain Beneficial Owners and Management

        The following table indicates the amount and percentage of common stock of the Company beneficially owned by each person known to the Company to be the owner of more than 5% of the Company's common stock.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class
Capital Research and Management Company(1) 333 South Hope Street Los Angeles, CA 90071	8,082,900	5.50%
HYMF Limited(2) Walker House Mary Street P. O. Box 908 GT George Town, Grand Cayman (Cayman Islands)	7,601,783	5.17%

(1)
Based on Schedule 13G prepared by Capital Research and Management Company on behalf of various investment companies, including the American Funds Group of mutual funds, with respect to the beneficial ownership of the Company's common stock, filed with the Securities and Exchange Commission for the period ended December 31, 2004. The shares were acquired and are held in the ordinary course of business and not for the purpose of changing or influencing the control of the Company. Capital Research and Management Company reported sole dispositive power with respect to all of the shares and no sole or shared power to vote such shares.

(2)
Based on Schedule 13G prepared by HYMF Limited, on behalf of beneficiaries of various trust accounts held by Barclays Global Investors, NA, Barclays Global Fund Advisors and other members of the same group with respect to the beneficial ownership of the Company's common stock, filed with the Securities and Exchange Commission for the period ended December 31, 2004. The shares were acquired and are held in the ordinary course of business and not for the purpose of changing or influencing the control of the Company. HYMF Limited reported sole dispositive power with respect to all of the shares and sole voting power with respect to 6,957,371 shares.

        The following table indicates the number of shares of common stock and common stock equivalent units beneficially owned as of April 1, 2005, by each director and nominee, each of the executive officers named in the Summary Compensation Table included elsewhere herein, and by the 23 current directors and executive officers as a group and the percent of the outstanding securities so owned.

Name	Common Stock Beneficially Owned(1)		Common Stock Equivalent Units(9)	Total Common Stock and Common Stock Equivalent Units	Percent of Class
Richard Aurelio	2,000		13,667	15,667		(10)
John T. Cardis	2,000	(2)	400	2,400		(10)
James A. Carrigg	39,405	(3)	32,244	71,649		(10)
Joseph J. Castiglia	10,000		17,586	27,586		(10)
Lois B. DeFleur	2,721		17,586	20,307		(10)
G. Jean Howard	2,516		5,107	7,623		(10)
David M. Jagger	3,000		8,432	11,432		(10)
Kenneth M. Jasinski	249,768	(4)	0	249,768		(10)
Seth A. Kaplan	2,000	(2)	400	2,400		(10)
John M. Keeler	3,366	(5)	27,714	31,080		(10)
Robert D. Kump	196,378	(6)	0	196,378		(10)
Ben E. Lynch	2,758	(7)	27,181	29,939		(10)
F. Michael McClain	36,797		0	36,797		(10)
Peter J. Moynihan	4,000		8,432	12,432		(10)
Walter G. Rich	2,000		13,667	15,667		(10)
Robert E. Rude	118,587	(8)	0	118,587		(10)
Wesley W. von Schack	1,376,262		0	1,376,262		(10)
23 current directors and executive officers as a group(10)	2,709,758		173,609	2,883,367	2.0%

(1)
Includes shares of common stock, which may be acquired through the exercise of stock options, that are exercisable within 60 days of April 1, 2005. The persons who have such options and the number of shares that may be acquired are as follows: Mr. Jasinski, 178,744; Mr. Kump, 170,653; Mr. McClain, 17,320; Mr. Rude, 90,653; Mr. von Schack, 1,095,215; and all executive officers as a group, 2,061,770.
(2)
Messrs. Cardis and Kaplan became directors of the Company in January 2005.
(3)
Includes 8,965 shares held jointly and over which Mr. Carrigg shares voting and investment power with his spouse.
(4)
Includes 200 shares held by Mr. Jasinski in a custodial account for the benefit of his daughter to which he expressly disclaims beneficial ownership.
(5)
Includes 116 shares held by Mr. Keeler's spouse to which he expressly disclaims beneficial ownership.
(6)
Includes 3,073 shares held jointly and over which Mr. Kump shares voting and investment power with his spouse, 45 shares held in custodial accounts for the benefit of his children to which he expressly disclaims beneficial ownership, and 613 shares held by his mother over which he has power of attorney and to which he expressly disclaims beneficial ownership.
(7)
Includes 656 shares held by Mr. Lynch's spouse to which he expressly disclaims beneficial ownership.
(8)
Includes 3,823 shares held jointly and over which Mr. Rude shares voting and investment power with his spouse and 1,914 shares held by Mr. Rude's spouse to which he expressly disclaims beneficial ownership.
(9)
Includes common stock equivalent units granted under the Director Share Plan for non-employee directors for which the director does not have voting rights.
(10)
Less than 1.0% of the outstanding common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons holding ten percent or more of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such reporting persons are also required to provide the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established by SEC regulations. Based solely on its review of the copies of the reports received by it and certain written representations from certain reporting persons, the Company believes that during 2004 all filing requirements were satisfied by its directors and executive officers, except Mr. F. Michael McClain, an executive officer of the Company, who due to a clerical error was inadvertently late in filing one report relating to a transaction involving common stock of the Company.

Stock Performance Graph

        The yearly change in the cumulative total stockholder return on the Company's common stock during the five years ending December 31, 2004, compared with the cumulative total return on the Standard & Poor's Utilities Index and Standard & Poor's 500 Index, assuming $100 was invested on December 31, 1999, and assuming reinvestment of dividends, is shown by the following:

Comparison of Five-Year Cumulative Return
Energy East Corporation, S&P Utilities and S&P 500

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Energy East Corporation	$100	$98.72	$99.65	$121.49	$129.21	$160.73
Standard & Poor's Utilities	$100	$157.18	$109.34	$76.55	$96.64	$119.43
Standard & Poor's 500	$100	$90.90	$80.09	$62.39	$80.29	$89.02

Executive Compensation

        Compensation for services to the Company and its subsidiaries for each of the last three fiscal years of the chief executive officer and the next four highest compensated executive officers who served in such capacities on December 31, 2004, is shown by the following:

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Name and Principal Position				Restricted Stock(1)	Awards Options/ SARs	Payouts Long-Term Incentive Plan	All Other, Compensation(2)
	Year	Salary	Bonus
Wesley W. von Schack Chairman, President & Chief Executive Officer	2004 2003 2002	$900,000 875,000 700,000	$1,411,325 924,252 1,232,465	$2,312,265 1,357,056 0	270,000 270,000 400,000	$0 0 0	$38,778 29,942 3,000
Kenneth M. Jasinski Executive Vice President and Chief Financial Officer	2004 2003 2002	425,000 425,000 425,000	462,400 199,750 382,500	453,910 364,800 0	67,500 67,500 200,000	0 0 0	1,935 23,256 0
F. Michael McClain Vice President, Finance and Chief Integration Officer of Energy East Management Corporation	2004 2003 2002	240,000 225,000 205,208	283,600 120,857 352,500	143,340 115,200 0	20,000 20,000 60,000	0 0 0	5,327 3,780 3,720
Robert E. Rude Vice President and Controller	2004 2003 2002	250,000 225,000 200,000	178,500 83,929 140,000	143,340 115,200 0	70,000 20,000 60,000	0 0 0	21,219 224,288 2,990
Robert D. Kump Vice President, Treasurer and Secretary	2004 2003 2002	220,000 210,000 200,000	168,300 79,766 180,000	143,340 115,200 0	70,000 20,000 60,000	0 0 0	21,254 219,779 3,110

(1)
As of December 31, 2004, the aggregate restricted stock holdings and their value, for Messrs. von Schack, Jasinski, McClain, Rude and Kump were 167,468 shares ($4,468,046), 38,000 shares ($1,013,840), 12,000 shares ($320,160), 12,000 shares ($320,160) and 12,000 ($320,160), respectively, under the Energy East Restricted Stock Plan. Dividends on restricted stock are paid as compensation prior to vesting and after vesting are paid in a manner consistent with dividends on non-restricted Energy East common stock.

On January 1, 2005, certain restricted stock vested based on Energy East's achievement of common stock performance measures in 2004. The number of shares of restricted stock that vested for Messrs. von Schack, Jasinski, McClain, Rude and Kump were 35,340, 9,500, 3,000, 3,000 and 3,000, respectively.

(2)
In 2004, the Company contributed $3,250 for each of Messrs. von Schack, McClain, Rude, and Kump under the tax deferred savings plan (401k Plan). The Company contributed for Messrs. McClain, Rude and Kump, $120, $240 and $360, respectively, under the Employees' Stock Purchase Plan. The Company made payments for Messrs. von Schack, Rude and Kump, of $20,095, $17,177, and $17,440, respectively, for financial planning services.

Option/SAR Grants in Last Fiscal Year
2004

	Individual Grants
Name	Number of Securities Underlying Options/ SARs Granted(1)	Percentage of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price per share	Expiration Date	Grant Date Present Value
Wesley W. von Schack	270,000(2)	20.62%	$23.8900	02/12/14	$818,100(3)
Kenneth M. Jasinski	67,500(2)	5.15	23.8900	02/12/14	204,525(3)
F. Michael McClain	20,000(2)	1.53	23.8900	02/12/14	60,600(3)
Robert E. Rude	20,000(2)	1.53	23.8900	02/12/14	60,600(3)
	50,000(4)	3.82	25.1100	10/15/14	142,000(5)
Robert D. Kump	20,000(2)	1.53	23.8900	02/12/14	60,600(3)
	50,000(4)	3.82	25.1100	10/15/14	142,000(5)

(1)
Pursuant to the Energy East 2000 Stock Option Plan, participants were granted options to purchase a specified number of shares of Energy East common stock at specified exercise prices. These options were granted in tandem with stock appreciation rights and are for a term of ten years from the date of grant. The exercise price of an option or tandem stock appreciation right may not be less than 100% of the closing price of an Energy East share determined on the last trading date before such option and tandem stock appreciation right are granted. The exercise of an option or a tandem stock appreciation right will result in a corresponding cancellation of the related stock appreciation right or option to the extent of the number of shares of Energy East common stock as to which the option or the stock appreciation right was exercised. Replacement options are granted to participants at the time of an exercise of an option to the extent that all or any portion of the option exercise price or taxes incurred in connection with the exercise of the option are paid for by using other shares of Energy East common stock or by the withholding of Energy East common stock. The replacement option is granted for the number of shares the participant tenders to pay the exercise price or taxes incurred. Replacement options will first be exercisable no earlier than six months from the date of their grant and will have an expiration date equal to the expiration date of the original option. The options are transferable to family members and certain entities under certain circumstances.

(2)
The options and tandem stock appreciation rights were granted on February 12, 2004 and the right to exercise vests in three installments as follows: (a) 33 1/3% vested on grant date, February 12, 2004; (b) an additional 33 1/3% vested on January 1, 2005; and (c) the remaining 33 1/3% will vest on January 1, 2006.

(3)
There is no assurance the value realized will be at or near the value based on the Black-Scholes option-pricing model. The actual value, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised. In determining the "Grant Date Present Value," the following common assumptions were used: stock price volatility, 20.67%; risk-free interest rate, 3.52%; dividend yield, 4.74%; and an expected term before exercise of 5.88 years.

(4)
The options and tandem stock appreciation rights were granted on October 15, 2004, and the right to exercise vests in three installments as follows: (a) 33 1/3% vested on grant date, October 15, 2004; (b) an additional 33 1/3% vested on January 1, 2005; and (c) the remaining 33 1/3% will vest on January 1, 2006.

(5)
There is no assurance the value realized will be at or near the value based on the Black-Scholes option-pricing model. The actual value, if any, will depend on the excess of the stock price over the exercise price on the date the option is exercised. In determining the "Grant Date Present Value," the following common assumptions were used: stock price volatility, 17.99%; risk-free interest rate, 3.61%; dividend yield, 4.63%; and an expected term before exercise of 5.88 years.

Aggregated Option/SAR Exercises in Last Fiscal Year
and Fiscal Year-End Option/SAR Values
2004

			Number of Shares Underlying Unexercised Options/SARs at Fiscal Year-End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End(2)
Name	Shares Acquired on Exercise
		Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Wesley W. von Schack	350,000	$2,092,875	1,270,000	270,000	$6,463,000	$1,184,400
Kenneth M. Jasinski	504,000	1,973,045	122,500	67,500	62,775	296,100
F. Michael McClain	133,333	529,799	6,666	20,001	18,598	87,738
Robert E. Rude	133,333	685,265	123,332	53,335	261,814	140,072
Robert D. Kump	90,000	570,675	196,665	53,335	786,478	140,072

(1)
The "Value Realized" is equal to the difference between the option exercise price and the closing price of a share of common stock on the New York Stock Exchange on the date of exercise.

(2)
The "Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End" is equal to the difference between the option exercise price and the closing price of $26.68 a share of common stock on the New York Stock Exchange on December 31, 2004.

Pension Plan Table

        The following table sets forth the maximum retirement benefits payable to executive officers who retire at age 60 or later, in specified compensation and years of service classifications, pursuant to retirement benefit plans (Retirement Benefit Plans) and a supplemental executive retirement plan (SERP), as they presently exist, and assuming no optional payment form is elected. The amounts listed below reflect the reduction for Social Security benefits. There are no other offset amounts.

	Years of Service
Average Annual Salary(1)
	10	20	30	40(2)
$2,800,000	$822,000	$1,410,000	$1,746,000	$2,082,000
2,600,000	762,000	1,308,000	1,620,000	1,932,000
2,400,000	702,000	1,206,000	1,494,000	1,782,000
2,200,000	642,000	1,104,000	1,368,000	1,632,000
2,000,000	582,000	1,002,000	1,242,000	1,482,000
1,800,000	522,000	900,000	1,116,000	1,332,000
1,600,000	462,000	798,000	990,000	1,182,000
1,400,000	402,000	696,000	864,000	1,032,000
1,200,000	342,000	594,000	738,000	882,000
1,000,000	282,000	492,000	612,000	732,000
800,000	222,000	390,000	486,000	582,000
600,000	162,000	288,000	360,000	432,000
400,000	102,000	186,000	234,000	282,000

(1)
Average of the salaries, including awards under the Annual Executive Incentive Plan ("AEIP"), but not including other amounts listed under "Bonus" in the Summary Compensation Table (which other amounts for Mr. McClain consist of special bonuses of $100,000 paid in 2004 and $150,000 in 2002 and, for Mr. von Schack, consists of a special bonus of $197,263 paid in 2002) and not including amounts listed under "Long-Term Compensation, Restricted Stock, Awards Options/SARs, Payouts Long-Term Incentive Plan," and "All Other Compensation" in the Summary Compensation Table, for the highest three consecutive years of salary within the last five years of employment service.

(2)
Maximum years of employment service for Retirement Benefit Plans and SERP purposes.

        The Retirement Benefit Plans provide retirement benefits for hourly and salaried employees, including executive officers of the Company and certain subsidiaries, based on length of service and average salary (including bonuses paid beginning in 2002 for salaried employees) for the five highest paid consecutive years during certain periods of employment service. The Retirement Benefit Plans are non-contributory, tax-qualified defined benefit plans and are funded under a trust arrangement and an insurance contract. Amounts paid into the Retirement Benefit Plans are computed on an actuarial basis. The Retirement Benefit Plans provide for normal or early retirement benefits.

        The SERP provides that key employees, including certain executive officers of the Company and certain subsidiaries, who have completed five years of service, and who terminate employment prior to becoming eligible for the SERP benefit described in the next sentence, shall receive the benefits of the tax-qualified benefit plan in which they participate without regard to any limitations imposed by the federal tax law. Participants who have at least five years of service, and who retire at age 55 or later, shall receive a total retirement benefit (including benefits under the tax-qualified benefit plan and Social Security), based on years of service, of up to 75% of the average of their highest three consecutive years of eligible compensation (including base pay plus AEIP awards) within the last five years of employment. Benefits payable prior to age 60 are reduced for early retirement.

        Mr. von Schack has an agreement which provides that, for purposes of the SERP, he is credited with 40 years of employment service. His final average earnings will be based on his rate of pay at retirement plus the highest three-year average of AEIP bonuses out of the last five years, and the amount of any lump sum payment to which he may be entitled will be no less than the amount to which he would have been entitled if he retired on May 1, 2004. Mr. Jasinski has an agreement which provides that, for purposes of the SERP, he will be credited with three years of service for each year actually worked, and he will be credited with four years of service for each year actually worked so long as he is employed by the Company or Energy East Management Corporation through October 15, 2005. If, however, he retires from the Company after his sixtieth birthday, he will be credited with the maximum years of employment service for SERP purposes and his final average earnings will be based on his rate of pay at retirement plus the highest three-year average of AEIP bonuses out of the last five years.

        Mr. McClain has an agreement which provides that, for purposes of the SERP, he will be credited with two years of service for each of the first five years actually worked.

        Messrs. von Schack, Jasinski, McClain, Rude and Kump have 40, 20, 12, 29 and 18 credited years of service, respectively, under the SERP after taking into account the service adjustments described in the previous paragraphs.

Employment, Change in Control and Other Arrangements

        Messrs. von Schack and Jasinski each have an employment agreement that have terms ending on June 30, 2007, and February 7, 2007, respectively. Mr. von Schack's agreement provides that he shall be Chairman, President & Chief Executive Officer of the Company and Mr. Jasinski's agreement provides that he shall be Executive Vice President and Chief Financial Officer of the Company. Each agreement provides for automatic one-year extensions unless either party to an agreement gives notice that such agreement is not to be extended. Each agreement was unanimously approved by the Board of Directors and provides for, among other things, a base salary of $900,000 for Mr. von Schack and $425,000 for Mr. Jasinski, subject to increase by the Board of Directors. The agreements also provide for eligibility for participation in the Company's other compensation and benefit plans and for certain payments in the event of the termination of employment due to disability.

        Messrs. von Schack's and Jasinski's agreements provide that, if the officer's employment is terminated either by the Company without cause or by the officer for good reason, he will receive a lump-sum payment equal to three times the sum of (i) his then-annual base salary and (ii) the average of the highest three consecutive awards earned under the AEIP within the previous five years. In the event of such termination, both agreements provide that the officer's life, disability, accident and health insurance benefits will continue for a period of thirty-six months. In addition, the executive will receive an amount equal to all earned but unpaid awards under the AEIP and a pro rata portion of any award under the AEIP with respect to the year in which the termination occurs, provided, however, that payments made pursuant to the agreements will be reduced by any payments made under the AEIP in the event a change in control occurs during such year. Also, in the event of such termination, Mr. Jasinski will be given additional age credit and maximum service credit under the SERP and Messrs. von Schack and Jasinski will each be paid the present value of any SERP benefits in a lump sum, unless such officer elects to receive his SERP benefits over a period of time in the manner provided in the SERP. In the event that any payments made under the agreements or otherwise would subject the officer to federal excise tax, he will be entitled to be made whole for the payment of any such taxes, interest or penalties.

        Mr. McClain has an employment agreement for a term of three years commencing September 1, 2000, which is automatically extended each month unless either party gives written notice that the agreement is not to be extended. Mr. McClain's agreement provides for his employment as an executive officer, at a current base salary of $240,000, subject to increase by the Board of Directors and for his eligibility for participation in all of the Company's compensation and benefit plans and for certain payments in the event of the termination of employment due to disability. The agreement provides that, if Mr. McClain's employment is terminated by the Company other than for cause or disability or by him for good reason, he will receive (i) payments of base salary at the rate in effect at the time of termination for the remainder of the term of the employment agreement, (ii) incentive compensation for the remainder of the term of the employment agreement, calculated on the basis of the value of short-term incentive compensation paid to him in the most recently completed fiscal year and the value of any long-term incentive compensation awards determined on the projected target value of the awards, (iii) continuation of all employee welfare benefits for the remainder of the term of the employment agreement, (iv) outplacement services costing up to $10,000, and (v) a lump sum payment equal to the value of the fringe benefits that he would have received through the term of the employment agreement and any unreimbursed expenses. In the event that any payments made under the agreement would subject Mr. McClain to federal excise tax, he will be entitled to be made whole for the payment of any such taxes, interest or penalties.

        Messrs. Kump and Rude each have a severance agreement with Energy East Management in order to provide for certain payments if, generally, within two years following a change in control of the Company, the individual's employment is terminated either by the Company without cause or by the individual for good reason. The severance agreements have terms ending on December 31, 2006, with automatic one-year extensions unless either party to an agreement gives notice that the agreement is not to be extended. The benefits consist of a lump-sum severance payment equal to two times the sum of (i) the individual's then-annual base salary, and (ii) the higher of any award paid to the individual under the AEIP with respect to the year immediately preceding the year in which the termination occurs or the average of the AEIP awards paid to the individual in the three years preceding the year in which the change in control occurs. In the event of such termination, the individual's life, disability, accident and health insurance benefits will continue for a period of twenty-four months and the individual will receive an amount equal to all earned but unpaid awards under the AEIP and a pro rata portion of any award under the AEIP with respect to the year in which the termination occurs, provided, however, that there shall be no duplication of payments made pursuant to his agreement and the AEIP. Also, in the event of such termination, the individual will be given additional age and service credit under the SERP. In the event that any payments made on account of a change in control of the Company, whether under the agreement or otherwise, would subject the individual to federal excise tax or interest or penalties with respect to such federal excise tax, the individual will be entitled to be made whole for the payment of any such taxes, interest or penalties. Messrs. Kump and Rude also have entered into Employee Invention and Confidentiality Agreements. The agreements provide for, among other things, payments (up to one year's salary) and certain health insurance premiums in the event that their employment is terminated whether voluntarily or involuntarily, and the noncompetition and nonsolicitation provisions of the agreement prevent them from obtaining other appropriate employment, so long as they are not entitled to receive payments under their severance agreements.

        In the event of a change in control of the Company, participants in the AEIP will be paid an amount which includes all earned but unpaid awards, a pro rata portion of any award with respect to the year in which such change in control occurs and if the AEIP continues in effect for the remainder of the performance period an additional payment at the end of the year in which such change in control occurs, to the extent that the award earned under the normal terms of the AEIP exceeds the amount paid upon such change in control.

        After a change in control of the Company, officers and certain key employees of the Company and certain subsidiaries with 5 or more years of service who qualify, and whose employment is terminated other than for cause, will receive a total retirement benefit as determined under the SERP. The SERP provides that, in the case of a change in control, a participant with 5 or more years of service may receive the present value of any SERP benefits in a lump sum, if the participant has so elected upon commencement of participation.

        The Compensation and Management Succession Committee of the Board of Directors in its discretion may take certain actions in order to preserve, in the event of a change in control of the Company, a participant's rights under an award issued pursuant to the 1997 Stock Option Plan, the 2000 Stock Option Plan or the Restricted Stock Plan. Grantor trusts have been established to provide for the payment of certain employee and director benefits, including severance benefits that might become payable after a change in control of the Company.

Directors' Compensation

        Directors of the Company, other than officers of the Company or officers of any subsidiary of the Company, receive an annual retainer of $22,000, plus $1,300 for each directors' and committee meeting attended (other than members of the Audit Committee, who receive $1,500 for each Audit Committee meeting attended). The Chairperson of each standing committee, other than the Audit Committee, receives compensation of $3,500 per annum for serving as Chairperson of such committee. The Chairperson of the Audit Committee receives compensation of $7,500 per annum for serving as Chairperson of such committee. New directors and directors assuming new responsibilities receive an orientation fee of $500 for attendance at formal, scheduled meetings with officers of the Company or its subsidiaries for the purpose of enhancing their knowledge of the Company and its business, operations or finances and enhancing their ability to perform new responsibilities. Directors of the Company may, at the request of the Company, attend meetings other than as set forth above, for which directors receive $1,000 to $1,300 for each such meeting attended. Under the terms of the Deferred Compensation Plan for Directors, directors can elect to defer a portion or all of their compensation. Such deferred compensation, together with interest thereon, is payable in a lump sum or over a period of years following retirement as a director. The Company does not provide pension benefits to the directors for service on the Board of Directors. In 2004 the Company provided a benefit of $4,281 for Mr. Carrigg's personal use of the Company plane.

        Pursuant to the Director Share Plan for directors, persons who are non-employee directors are eligible for certain benefits to be paid upon their ceasing to serve as directors of the Company. On each January 1, April 1, July 1, and October 1, all non-employee directors receive 400 share equivalent units pursuant to the Director Share Plan. Such units earn dividend equivalents in the form of additional share equivalent units. Upon a director ceasing to serve as a director of the Company, cash payments representing the value of the share equivalent units held by the director are to be made to the director. The value of the share equivalent units is to be determined by multiplying the number of units by the average of the daily closing prices of the Company's common stock for the five trading days preceding the date the director ceases to serve as a director. Under the terms of the Deferred

Compensation Plan for the Director Share Plan, a director may defer a portion or all of the cash payment to be made under the Director Share Plan over a period of years following the director's ceasing to serve as a director.

        The Company established a Director's Charitable Giving Program in June 2003 to promote the Company's giving to charitable organizations located within the states in which its subsidiaries operate. Under the program, upon a director's death, the Company will donate up to an aggregate of $250,000 over a ten-year period to up to two qualifying charitable organizations designated by the director. The Company intends to fund the donations principally by obtaining life insurance policies on the participating directors. There is no financial benefit to directors as the Company retains the deductions for all charitable contributions. The program is not expected to result in any material cost to the Company.

Committees

        The Company's Board of Directors has an Audit Committee, a Compensation and Management Succession Committee, a Corporate Responsibility Committee and a Nominating and Corporate Governance Committee.

        The Audit Committee members are Mr. Lynch, its Chairperson, Mr. Castiglia, Dr. DeFleur and Mr. Jagger. Each member of the Audit Committee is financially literate and meets the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission. At least one member of the Committee possesses accounting or financial management expertise as required by the New York Stock Exchange. The Board of Directors has determined that Messrs. Lynch and Castiglia are "audit committee financial experts" as defined under the rules of the Securities and Exchange Commission. Each of Messrs. Lynch and Castiglia are or have been chief executive officers and Mr. Castiglia is a retired certified public accountant. The Committee held 6 meetings in 2004 and Committee members met in executive session 4 times. The Committee annually evaluates its performance.

        The Compensation and Management Succession Committee members are Mr. Castiglia, its Chairperson, Mr. Aurelio and Mr. Lynch, each of whom is independent in accordance with the requirements of the New York Stock Exchange. The Committee had 4 meetings in 2004 and the Committee members met in executive session 3 times. The Committee, among other things, recommends to the independent directors the compensation and benefits for the Company's chief executive officer and recommends to the full Board the compensation and benefits for the other executive officers. The Committee also recommends to the full Board the compensation for officers, awards under the AEIP, and candidates for election as officers. The Committee annually evaluates its performance.

        The Corporate Responsibility Committee members are Mr. Carrigg, its Chairperson, Ms. Howard, Mr. Keeler, Mr. Moynihan and Mr. Rich. Messrs. Carrigg, Moynihan and Rich and Ms. Howard are independent in accordance with the requirements of the New York Stock Exchange. The Committee had 4 meetings in 2004. The Committee, among other things, makes recommendations and monitors the Company's performance with respect to environmental matters and matters dealing with affirmative action, consumer and community relations, equal employment practices, diversity initiatives and charitable contributions.

        The Nominating and Corporate Governance Committee members are Mr. Aurelio, its Chairperson, Dr. DeFleur and Mr. Rich, each of whom is independent in accordance with the requirements of the New York Stock Exchange. The Committee had 5 meetings in 2004. The Nominating and Corporate Governance Committee is responsible for recommending to the Board the slate of persons to be nominated to the Board, appointment of directors as members of committees of the Board and candidates to fill vacancies on the Board of Directors. The Committee is also responsible for overseeing an annual evaluation of the Board of Directors and annually evaluating its own performance. The Committee also makes recommendations to the Board of Directors regarding corporate governance guidelines. The Committee has sole authority to retain any search firm to be used to identify director candidates. The Committee hired two executive search firms to help identify and perform preliminary screenings of director candidates. In January 2005 the Board of Directors elected two new independent directors, Mr. Cardis and Mr. Kaplan, who were each previously known to various officers and directors, including the CEO, through prior professional relationships and were recommended as potential director candidates to the Nominating and Corporate Governance Committee on that basis. Stockholders wishing to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit to the Secretary of the Company the name, a statement of qualifications and the written consent of any candidate. Recommendations will be brought to the attention of the Nominating and Corporate Governance Committee for consideration. Stockholder recommendations will be given equal consideration with, and using the same criteria as, recommendations made by management, the Board or any outside search firm retained by the Nominating and Corporate Governance Committee. The criteria for evaluating director nominees are:

  •
  The proportion of the Board of Directors who meet the criteria for independence required by the New York Stock Exchange.

  •
  A candidate's proven record of leadership and experience in the candidate's field.

  •
  A candidate's broad understanding of business, financial affairs, and complexities of a business organization.

  •
  A candidate's ability to work with other directors and executives of a corporation in accomplishing a corporation's objectives and representing stockholders.

  •
  A candidate's ability to devote sufficient time to effectively administer the business affairs of the Company.

  •
  A candidate's educational background and expertise in a special area significant to the operations of the Company.

  •
  The diversity of the Board of Directors.

  •
  A candidate's strength of character (i.e. honesty, integrity), independence of opinion and sound business judgment.

  •
  A candidate's history of community involvement and awareness of responsibilities related to employees, customers, and civic and social issues.

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  A candidate's potential for a conflict of interest. A director nominee should have no material interests which are materially adverse to, or in conflict with, the interests of the Company.

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  Legal considerations regarding a candidate's potential interlocking directorates.

Report of Audit Committee

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent accountant engaged to audit the Company's financial statements and the effectiveness of its internal control over financial reporting and reviews with them the audit plan and results of the audits. Each engagement of the independent accountant to perform audit or non-audit services is subject to pre-approval by the Audit Committee, as set forth in the Audit Committee charter. The Audit Committee meets with the independent accountant, internal auditor and management to discuss the adequacy of the Company's internal control over financial reporting, the annual and quarterly financial reporting process, and major risk exposures and steps that management has taken to monitor and control such exposures. It also meets with the internal auditor to discuss the results of completed internal audits and oversees the Company's Corporate Compliance Program.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountant. The Audit Committee discussed with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Committee received the letter from the independent accountant required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountant its independence from the Company and its management.

        In reliance on the reviews and discussions referred to in the prior paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

        Audit Committee

Ben E. Lynch, Chairperson	Joseph J. Castiglia
Lois B. DeFleur	David M. Jagger

Report of Compensation and Management Succession Committee

        The Compensation and Management Succession Committee has responsibility for the oversight and administration of all components of the Company's compensation program. The Committee regularly performs a review of the Company's senior management remuneration practices and policies and evaluates senior management performance in light of individual and overall Company performance. The Committee is composed entirely of independent directors as determined under the rules of the New York Stock Exchange and operates pursuant to a written charter which is available on the Company's website: www.energyeast.com. The Committee has fulfilled all of its responsibilities under its charter.

        Under the guidance of the Compensation and Management Succession Committee, the Company's overall compensation policy is designed to attract, retain and motivate senior management to enhance profitability, increase shareholder value, and deliver superior customer service. Accordingly, two major principles guide the Company's compensation policy:

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  aligning the interests of senior management with those of shareholders and customers; and

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  rewarding senior management for outstanding corporate and individual performance.

        These principles are reflected in the structure of the Company's compensation program, which consists of three basic components: base salary, short-term incentive and long-term equity-based incentive compensation awards. The Committee places a significant emphasis on the at-risk elements of compensation and recognizes the importance of share retention by management by requiring senior management to maintain an equity stake in the Company as described under Stock Ownership Guidelines below. The Committee believes that placing compensation at-risk, linking such compensation to performance, granting a significant portion of total pay in equity-based incentives, and requiring senior management to maintain a certain level of ownership in the Company aligns senior management's personal interests with those of both shareholders and customers. As such, the Company's compensation program targets a minimum of 50% of senior management's total direct compensation be at risk.

        The Committee has the sole authority to retain and terminate any compensation consultant used to assist in the evaluation of CEO or other executive officer compensation. In carrying out its responsibilities, the Committee retains a nationally recognized consultant to provide information on executive compensation trends and practices and to perform an analysis of executive compensation levels in light of both energy industry and broader industry standards.

Components of Executive Compensation

Base Salary

        In order to achieve the Company's base-salary compensation objectives, base salaries are generally targeted at or near the median levels of comparably sized energy and general industrial companies. The companies used for benchmarking compensation includes, but is broader than, the companies included in the S&P Utilities Index shown in the performance graph, since the Company must compete for management talent with companies in other industries. In setting individual pay rates, the Committee also considers a number of quantitative and qualitative factors in addition to market data, including:

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  the Company's financial and operational achievements, as well as the performance of the business or function for which the individual is responsible;

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  the individual's experience and responsibilities;

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  the individual's effectiveness in performing those responsibilities; and

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  the individual's role in leading or helping the Company as it implements its short-and long-term strategies.

Annual Executive Incentive Plan

        The primary purpose of the Annual Executive Incentive Plan (AEIP) is to motivate management to achieve superior performance on critical annual business and customer service objectives and goals that lead to the creation of shareholder and customer value. The AEIP provides for short-term cash performance incentive awards that are targeted at or near median market levels of comparably sized energy and general industrial companies.

        A threshold earnings level and individual performance objectives are established at the beginning of each year. The threshold earnings level is a minimum corporate earnings level which must be achieved for participants to be eligible for any AEIP award. If the threshold earnings level is met, awards may range from 10% to 200% of base pay depending on the executive's position. Individual performance targets are weighted specifically for each plan participant and for 2004 included the following metrics: customer service and customer satisfaction, safety and reliability in the delivery of electricity and natural gas, efficiency and effectiveness in operations, financial performance, management development and the promotion of diversity in management, and project specific goals. The actual earnings level, provided it exceeds the threshold earnings level, and the level of achievement of a participant's individual objectives, determine a participant's actual incentive award. Incentive awards at the maximum level are two times the level at threshold earnings. The Committee may increase or decrease the size of incentive awards in its discretion for extraordinary events if it determines that such an adjustment is necessary for the benefit of the Company.

Long-Term Incentives

        The primary purpose of the Company's long-term incentives is to motivate management to create outstanding returns for shareholders. Accordingly, the Committee establishes guidelines for long-term incentive awards for each level of management. These guidelines are established at levels that, in combination with the other components of the Company's compensation program, provide aggregate compensation that approximates the median aggregate compensation level of comparably sized energy and general industrial companies. The Committee also considers an individual's current performance and potential future contribution to the Company in determining appropriate awards.

        Long-term incentives are provided through a combination of stock options issued in tandem with stock appreciation rights (SARs) and restricted stock. The Committee anticipates that it will continue to make prudent use of these equity-based incentives in the future. The Committee believes that using a combination of stock options/SARs and restricted stock provides a balanced approach to long-term incentives that achieves the Committee's objectives of attracting and retaining senior management while motivating management to deliver excellent returns to shareholders. Further, the Committee also believes that the use of an equity-based long-term incentive program better aligns the interests of management with that of the shareholders.

Stock Ownership Guidelines

        As mentioned above, the Committee believes that it is critical for senior management to maintain a certain level of ownership in the Company to closely align their interests with shareholder interests and demonstrate their confidence in the Company. Accordingly, members of senior management are required to hold the equivalent of two to five times base salary in the form of Company stock. They have until the later of 2008 or five years after becoming a member of senior management in which to satisfy these guidelines.

2004 RESULTS

Base Salary

        The Committee conducts a formal CEO appraisal process annually, with input from the Board of Directors, on the CEO's performance. The CEO's total compensation reflects the Committee's evaluation measured against the following criteria: (i) short and long term strategy, (ii) financial and operating performance, (iii) management development, (iv) CEO leadership and (v) Board and governance leadership. In establishing compensation, the Committee also considers the Company's performance and the CEO's leadership in positioning the Company to meet the significant operational and regulatory challenges of today's changing and dynamic energy industry.

        The Committee believes that the CEO has effectively implemented the Company's long term strategy by positioning the company as an efficient "pipes and wires" business. The benefits of this strategy have been reflected in the Company's merger-enabled integration savings, and financial and stock performance. Importantly, savings have been achieved without a reduction in service quality. In fact, Energy East was recently recognized as one of the top utilities in the eastern United States for customer satisfaction. The CEO has also developed a senior management team that is capable and diverse and has met regularly with this Committee regarding senior management succession. The Committee also considered the CEO's leadership in emphasizing a strong commitment to sound corporate governance practices, which this Committee considers vitally important to the Company's long-term performance. In a recent independent study the Company was rated in the top 10% of S&P 400 companies for excellence in corporate governance. While the Committee's review of the CEO was very favorable, the CEO's base salary, last adjusted in February, 2003, remained the same in 2004.

Short-term Incentive Compensation

        Annual incentive awards earned in 2004 under the AEIP were based on the Company achieving earnings approximately 70% of the difference between the threshold level and the maximum level, as compared to 34% in 2003. Key individual performance objectives met by eligible participants in 2004 included the sale of the Ginna nuclear plant, the completion of major integration initiatives on schedule and budget, achieving certain customer service benchmarks, effectively implementing New York State's "Voice Your Choice" program so that customers can choose their electric supplier, compliance with Sarbanes-Oxley legislation and continuing to divest non-core businesses. The CEO's incentive award for 2004, which was based on the average level of achievement of senior management's objectives, was 157% of his base salary and incentive awards for the other named officers ranged between 71% and 109% of their base salary, depending upon the participant's position and the individual performance objectives achieved. The Committee made no discretionary adjustments to AEIP incentive awards for 2004. See the Bonus column in the Summary Compensation Table, which includes performance incentive awards earned for 2004.

Long-term Incentives

        The Company's senior management team received a combination of stock options/SARs and restricted stock in 2004. Stock options/SARs are granted at a price equal to 100% of the closing fair market value of a share of the Company's common stock on the day prior to their grant, with recipients realizing value from stock options only if the Company's share price rises. Stock options/SARs generally vest over two years, with one-third vesting immediately at grant, a second third vesting on the first day of the new year following their grant, and the last third vesting a year later.

        The named officers also received grants of restricted stock awards in 2004. The stock vests on January 1, 2010, subject to early vesting as follows: (i) one half of each grant vests on the day following any December 31st on which the total shareholder return (stock price appreciation, dividends and any other shareholder distributions) from the date of grant is at least equal to 25%, and (ii) the remaining half vests on the day following any December 31st on which the total shareholder return from the date of grant is at least equal to 50%. The value of stock options/SARs and restricted stock awarded in 2004 to the CEO represented approximately 57% of his total direct target compensation, and between 26% and 42% for the other named officers. The size of both the stock option/SAR and restricted stock awards was based on achieving total compensation and at-risk compensation that is consistent with the Committee's compensation policy.

        In addition, in recognition of the CEO's effective leadership and achievements over his tenure with the Company, and to incent him to maintain his positions with the Company, the independent members of the Board, upon recommendation of the Committee, approved an amendment to his employment agreement effective July 1, 2004. The retention incentives set forth in the amendment, are conditional awards of restricted stock under the Restricted Stock Plan and an agreement that the amount of any lump sum payment to which the CEO may be entitled under the SERP will be no less than the amount to which he would be entitled to if he retired on May 1, 2004.

        The Option/SAR Grants Table provides additional details of the 2000 Stock Option Plan and awards made under the 2000 Stock Option Plan. The Restricted Stock column in the Summary Compensation Table contains the awards made under the Restricted Stock Plan in 2004.

SECTION 162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to a company's CEO and each of the next four most highly compensated executive officers, except that qualifying performance-based compensation that meets certain specified criteria is not subject to section 162(m). While the Committee recognizes the importance of tax deductibility, it believes that it is critical to balance tax deductibility with ensuring that the Company's programs are designed appropriately to recognize and reward executive performance. Thus, the Committee will review tax consequences as well as other relevant considerations when making compensation decisions within the context of the overall operation of the Company's compensation program and will consider what actions should be taken, if any, to operate the compensation program in a tax-effective manner.

Compensation and Management Succession Committee

Joseph J. Castiglia, Chairperson
Richard Aurelio                                        Ben E. Lynch

Independent Accountants

        During 2004, PricewaterhouseCoopers LLP, in addition to performing audit services, performed certain audit-related and other services for the Company. The Audit Committee has considered the possible effect that the performance of such audit-related and other services has on PricewaterhouseCoopers' independence. The following fees were paid to PricewaterhouseCoopers during 2004 and 2003:

Audit Fees

        Aggregate fees billed for each of the last two fiscal years for professional services rendered for (1) audits of the Company's and certain subsidiaries' annual financial statements included in each respective Form 10-K for the year ended December 31, 2004, (2) interim reviews of the Company's and certain subsidiaries' financial statements included in each respective Form 10-Q filed during 2004, (3) audits of certain other subsidiaries' financial statements for 2004, and (4) services in connection with issuances of securities by the Company and certain of its subsidiaries for the year 2004 were $5,152,060 and for the year 2003 were $1,674,686. The 2004 fees include approximately $3,200,000 for the audit of the Company's internal control over financial reporting.

Audit-Related Fees

        Aggregate fees billed for each of the last two fiscal years for assurance and related services related to the performance of the audit of the Company's and certain subsidiaries annual financial statements and the reviews of the financial statements included in the Company's and certain subsidiaries Forms 10-Q for the year 2004 were $335,951 and for the year 2003 were $526,700, consisting of the following:

	2004 Fees	2003 Fees
Pre-implementation internal control evaluation of Integrated Back-Office Project	—	$400,000
Benefit Plan Audits	$335,951	$121,700
Griffith Oil Filing with Environmental Protection Agency	—	$5,000

Tax Fees

        Aggregate fees billed for each of the last two fiscal years for professional tax services rendered for the year 2004 were $406,338 and for the year 2003 were $124,911, consisting of the following:

	2004 Fees	2003 Fees
Tax Compliance and Refunds	$400,731	$94,616
Tax Planning and Advice	—	$14,380
Tax Services related to sale of assets	$5,607	$15,915

All Other Fees

        All Other Fees consists of licensing fees of $4,500 in 2004 and $4,200 in 2003 for use of accounting research software.

        The Audit Committee has not adopted pre-approval policies or procedures. In addition, none of the services described above were approved under the "de minimis" service exception.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Item 2 on proxy card)

        The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent public accountants for 2005. Although stockholder approval of the Audit Committee's appointment is not required by law, the Board of Directors believes that it is good corporate governance to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection.

        Even if the appointment is ratified, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2005.

Deadline For Stockholder Proposals

        For a stockholder proposal to be considered for inclusion in our proxy statement and form of proxy for the 2006 Annual Meeting, it must be received by the Company's Secretary at 52 Farm View Drive, New Gloucester, Maine 04260 by December 21, 2005. As discussed above, the Nominating and Corporate Governance Committee will consider nominations made by stockholders. In addition, under our by-laws if, at a meeting of stockholders, you wish to nominate candidates for election to the Board of Directors or if you wish to bring any matter before the 2006 Annual Meeting (other than those matters included in our proxy material), you must notify the Company's Secretary in writing no later than March 11, 2006 and no earlier than February 9, 2006. The notice must also contain: (a) in the case of a nomination for election to the Board of Directors, the consent of the nominee and certain information concerning the proposed nominee, or, in the case of business to be brought before the meeting, a brief description of such business and the reasons for conducting the business at the meeting, (b) the stockholder's name and record address, (c) the class and number of shares of the Company's common stock that are owned by the stockholder, (d) a description of any arrangement between the stockholder, the proposed nominee and any other person or any arrangement between the stockholder and any other person in connection with the proposal of such business by the stockholder, and a description of any material interest of such stockholder in the business to be brought before the meeting, and (e) a representation that the stockholder intends to appear in person or by proxy to nominate such person or present such business before the meeting.

        Securities and Exchange Commission regulations permit the Company to exercise discretionary voting authority to vote on a matter brought before the annual meeting that is not included in the Company's proxy statement if the Company does not have notice of the matter between 90 days and 120 days prior to the anniversary date of the prior year's annual meeting. In addition, the Company may exercise discretionary voting authority if it receives timely notice of a matter (as described in the preceding sentence) and if it describes the nature of such matter and how it intends to vote on such matter in its proxy statement. Accordingly, any such notice must be received by the Company's Secretary in writing no later than March 11, 2006 and no earlier than February 9, 2006.

Householding of Annual Meeting Materials

        The Securities and Exchange Commission permits corporations to send a single copy of the annual report and proxy statement to any household at which two or more stockholders reside, if it appears they are members of the same family. Each stockholder continues to receive a separate proxy card. This procedure referred to as householding, is intended to reduce the volume of duplicate information stockholders receive and also to reduce expenses for corporations. Starting with the Annual Report to Stockholders for the year ended December 31, 2005, and next year's proxy statement, the Company will institute this procedure for all stockholders of record. Materials regarding householding will be sent to eligible stockholders prior to the 2006 Annual Meeting.

        If one or more of you would prefer to receive your own set, please contact Mellon Investor Services, by telephone at 1-800-542-7480 or by Internet at www.mellon investor.com.

        If a broker or other record holder holds your Energy East shares, please contact your broker or other record holder directly if you have questions, require additional copies of the proxy statement or annual report, or wish to receive multiple reports by revoking your consent to householding.

Other Matters

        We do not know of any other matters of business to be presented for action at the meeting. However, the enclosed form of proxy will confer discretionary authority for the transacting of any such other and further business if properly brought before the meeting or any adjournment thereof. If any such business is so brought before the meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote according to their discretion.

        The proxy is revocable by you at any time before the exercise thereof, and the giving of such proxy will not affect your right to vote in person, should you later find it convenient to attend the meeting.

        Four of our directors have reached the 70-year age limitation set forth in our By-law No. 10. In anticipation of their retirement, the Board of Directors elected two new directors in January 2005. However, to provide the continuity in knowledge and experience necessary to contribute to the stability of the Company, one of the four directors, Joseph J. Castiglia, 70, who serves as one of the Company's two Audit Committee financial experts, has agreed to serve for an additional year, if elected. Therefore, to accomodate the nomination of Mr. Castiglia, the Company's Board of Directors amended By-Law No. 10 to provide that the 70-year age limitation does not apply in connection with the election of directors at the 2005 Annual Meeting. The third paragraph of By-Law No. 10 was amended to read as follows: "No director who shall have attained the age of 70 shall stand for re-election as a director; provided, however, that such age limitation shall not apply in connection with the election of directors at the 2005 Annual Meeting of Stockholders."

        State law requires the company to inform stockholders of the initiation or renewal of insurance indemnifying itself and its officers and directors. This insurance, which is carried with Associated Electric & Gas Insurance Services Limited (AEGIS), Energy Insurance Mutual Limited (EIM), Houston Casualty Company, Corporate Officers & Directors Assurance, Allied World Assurance Company, ARCH and Starr Excess International has been renewed through April 28, 2005, at an annualized premium of $2,147,781. In addition, the Pension Trust Liability Insurance, which is carried with Chubb Insurance Company, American International Group, AEGIS, EIM, Zurich American Insurance Company and AXIS Specialty Insurance Co., covering the company, its subsidiaries and its directors and those officers considered fiduciaries under the Employee Retirement Income Security Act of 1974, has been renewed through September 30, 2005, at a premium of $582,727.

Cost of Solicitation

        The accompanying proxy is solicited on behalf of the Board of Directors. The costs of this solicitation, including reimbursement of charges of brokerage houses and others for their expenses in forwarding proxy materials to beneficial owners of stock, will be paid by the Company. In addition, directors, officers, and employees of the Company or of its subsidiaries may solicit proxies by telephone, telegram or in person, without additional compensation. The Company has retained Innisfree M&A to aid in the solicitation of proxies at an anticipated fee of approximately $12,000, plus reimbursement of out-of-pocket expenses incurred by that firm on behalf of the Company.

                      By Order of the Board of Directors,
                      Robert D. Kump
                      Vice President, Treasurer & Secretary

Dated: April 20, 2005

Please Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
1.	Election of directors, as provided in the Company's Proxy Statement.	FOR ALL Nominees listed	WITHHOLD AUTHORITY to vote for all Nominees listed	2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		☐	☐
	01 John T. Cardis 02 Joseph J. Castiglia 03 Lois B. DeFleur 04 G. Jean Howard 05 David M. Jagger 06 Seth A. Kaplan				The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgement.
	07 Ben E. Lynch 08 Peter J. Moynihan 09 Walter G. Rich 10 Wesley W. von Schack	(Instructions: TO WITHHOLD AUTHORITY to vote for any individual nominee, print that nominee's name on the line provided below.)			NOTE: This proxy should be marked, dated and signed by the stockholder(s) exactly as his name appears hereon, and returned promptly in the enclosed envelope. Persons signing as a fiduciary should so indicate. If shares are held by joint tenants or as community property, both must sign.

Signature	Date

IMPORTANT: Please sign this ballot exactly as your name appears elsewhere on this ballot.

Δ Detach here from proxy voting card Δ

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM EST the day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/eec		Telephone 1-866-540-5760		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

This proxy card is solicited on behalf of the Board of Directors of

ENERGY EAST CORPORATION

Annual Meeting of Stockholders

        The undersigned appoints K.M. Jasinski, R.D. Kump, R.E. Rude, or any one or more of them, with power of substitution, proxies of the undersigned, to vote, as specified below, and in their discretion with respect to any other business properly brought before the meeting, all shares of stock of Energy East Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Corporation to be held on June 9, 2005, and at any adjournment thereof.

        This proxy, when properly executed, will be voted as directed, or if no contrary direction is indicated, will be voted FOR all the proposals and as said proxies shall deem advisable on such other business as may come before the meeting.

(Continued and to be signed on the other side.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ Detach here from proxy voting card. Δ

QuickLinks

ENERGY EAST CORPORATION Albany, New York Portland, Maine
ENERGY EAST CORPORATION Albany, New York Portland, Maine
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held June 9, 2005
PROXY STATEMENT Annual Meeting of Stockholders To be held June 9, 2005
PROPOSAL 1: ELECTION OF DIRECTORS (Item 1 on proxy card)
Comparison of Five-Year Cumulative Return Energy East Corporation, S&P Utilities and S&P 500
Summary Compensation Table
Audit Committee
Compensation and Management Succession Committee
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Item 2 on proxy card)